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Exhibit 4.1

SIMPSON MANUFACTURING CO., INC.

1995 INDEPENDENT DIRECTOR STOCK OPTION PLAN

Adopted March 6, 1995
and Amended through July 29, 2002

1.    PURPOSES.

        (a)  The purpose of the Plan is to provide a means by which Independent Directors of the Company may be given an opportunity to purchase stock of the Company.

        (b)  The Company, by means of the Plan, seeks to retain the services of persons who are now Independent Directors of the Company, to secure and retain the services of new Independent Directors, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

        (c)  The Company intends that the Options issued under the Plan shall be Nonstatutory Stock Options. The grant date and terms of all Option Agreements shall be as provided in section 6, and a separate certificate or certificates will be issued for shares purchased on exercise of each Option.

2.    DEFINITIONS.

        (a)  "Affiliate" means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in sections 424(e) and (f), respectively, of the Code.

        (b)  "Board" means the Board of Directors of the Company.

        (c)  "Code" means the Internal Revenue Code of 1986, as amended.

        (d)  "Committee" means a Committee appointed by the Board in accordance with subsection 3(c) of the Plan.

        (e)  "Common Stock" means the common stock of the Company.

        (f)    "Company" means Simpson Manufacturing Co., Inc., a Delaware corporation.

        (g)  "Continuous Status as an Independent Director" means the relationship as an Independent Director is not interrupted or terminated. The Board, in its sole discretion, may determine whether Continuous Status as an Independent Director shall be considered interrupted in the case of: (i) any leave of absence approved by the Board, including sick leave, military leave or any other personal leave; or (ii) transfers between the Company, Affiliates or their successors.

        (h)  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (i)    "Independent Director" means a member of the Board who either (1) is not currently employed by the Company or any Affiliate (service as a Director and receipt of a director's fee being deemed not to constitute "employment"), is not a former employee of the Company or any Affiliate who is currently receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an Affiliate at any time, and is not currently receiving compensation from the Company or any Affiliate for personal services in any capacity other than as a Director; or (2) is otherwise considered an Outside Director.

        (j)    "Non-Employee Director" means a member of the Board who satisfies the requirements established from time to time by the Securities and Exchange Commission for non-employee directors under Rule 16b-3.

        (k)  "Nonstatutory Stock Option" means an option not intended to qualify as an incentive stock option within the meaning of section 422 of the Code and the regulations promulgated thereunder.

        (l)    "Option" means a stock option granted pursuant to the Plan.

        (m)  "Option Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an Option. Each Option Agreement shall be subject to the terms and conditions of the Plan.

        (n)  "Optionee" means an Independent Director who holds an outstanding Option.

        (o)  "Outside Director" means a member of the Board who satisfies the requirements established from time to time for outside directors under section 162(m) of the Code.

        (p)  "Plan" means this Simpson Manufacturing Co., Inc. 1995 Independent Director Stock Option Plan.

        (q)  "Rule 16b-3" means Rule 16b-3 under the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

        (r)  "Securities Act" means the Securities Act of 1933, as amended.

3.    ADMINISTRATION.

        (a)  The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

        (b)  The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

          (1)  To determine from time to time which persons are eligible to be granted Options under the Plan and the terms and conditions of each Option granted (which need not be identical);

          (2)  To grant Options under the Plan;

          (3)  To construe and interpret the Plan and Option Agreements and to establish, amend and revoke rules and regulations for the Plan's administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;

          (4)  To amend the Plan as provided in section 11; and

          (5)  To determine the terms and conditions of each Option granted (which need not be identical).

        All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

        (c)  The Board may delegate administration of the Plan to a Committee of the Board that will satisfy the requirements of Rule 16b-3. The Committee shall consist solely of two or more Directors, each of whom is a Non-Employee Director and an Outside Director, who shall be appointed by the Board. Subject to the foregoing, from time to time the Board may increase the size of the Committee and appoint additional qualified members, remove members (with or without cause) and appoint new members in substitution therefor, or fill vacancies, however caused. If administration is delegated to a

Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be deemed to refer to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

4.    SHARES SUBJECT TO THE PLAN.

        (a)  Subject to the provisions of section 10 relating to adjustments on changes in stock, the stock that may be sold pursuant to Options shall not exceed in the aggregate 80,000 shares of the Common Stock. If any Option shall for any reason expire or otherwise terminate, as a whole or in part, without having been exercised in full, the stock not purchased under such Option shall revert to and again become available for issuance under the Plan.

        (b)  The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.    ELIGIBILITY.

        Options may be granted only to Independent Directors. No Independent Director shall be eligible for the grant of an Option if, at the time of grant, such person owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

6.    OPTION PROVISIONS.

        Each Option shall be in such form and shall contain such terms and conditions as provided in this section 6. The provisions of separate Option Agreements need not be identical, but each Option Agreement shall include (through incorporation of provisions hereof by reference in the Option Agreement or otherwise), the substance of each of the following provisions:

        (a)    Date of Grant and Shares Subject to Option.    Each person who was an eligible Independent Director on February 15, 1995, shall be granted an Option to purchase 2,000 shares of Common Stock, which Option shall be deemed to have been effective as of that date. Each person who becomes an eligible Independent Director after February 15, 1995, shall be granted an Option to purchase such number of shares of Common Stock as the Board may determine on and as of the February 15 next following the date that he or she becomes an eligible Independent Director, if he or she maintains Continuous Status as an Independent Director through that February 15. On each February 15 thereafter until the Plan terminates, each eligible Independent Director shall be granted an additional Option to purchase such number of shares of Common Stock as the Board may determine. Notwithstanding the foregoing, no Options shall be granted in the year immediately following any year in which the Company does not meet its budget and operating goals established by or pursuant to the authority of the Board.

        (b)    Term of Options.    No Option shall be exercisable after the expiration of seven years from the date it is granted.

        (c)    Price.    The exercise price of each Option shall be the price of the Common Stock on the New York Stock Exchange at the close of trading on the date the Option is granted.

        (d)    Consideration.    The purchase price of stock acquired pursuant to an Option shall be paid at the time that the Option is exercised. The consideration to be paid for the stock and the method of payment shall be determined by the Board in the specific case, either at the time of approval of the grant of an Option or thereafter, in the absolute discretion of the Board (which discretion may be exercised in a particular case without regard to any other case or cases), and may consist of cash, check or Common Stock, any combination thereof, or any other form of legal consideration.

        (e)    Transferability.    An Option shall not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed by the Optionee during his or her lifetime, whether by operation of law or otherwise, other than by will or by the laws of descent and distribution, or be made subject to execution, attachment or similar process; provided that the Board may in its discretion at the time of approval of the grant of an Option or thereafter permit an Option to be transferred by an Optionee to a trust or other entity established by the Optionee for estate planning purposes or may permit further transferability, on a general or specific basis, or impose conditions or limitations on any permitted transferability. An Option shall otherwise be exercisable during the lifetime of the person to whom the Option is granted only by such person.

        (f)    Vesting.    Options shall be fully vested when granted.

        (g)    Conditions On Exercise of Options and Issuance of Shares.

          (1)  Shares shall not be issued on exercise of an Option unless the exercise of such Option and the delivery of such Shares pursuant thereto shall comply with all applicable laws and regulations, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder and the requirements of any stock exchange on which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          (2)  The Company may require any Optionee, or any person to whom an Option is transferred under subsection 6(e), as a condition of exercising an Option, (1) to give written assurances satisfactory to the Company as to the Optionee's knowledge and experience in financial and business matters or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Option for such person's own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inapplicable if (1) the issuance of the shares on the exercise of the Option has been registered under a then currently effective registration statement under the Securities Act, or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, with advice of its counsel, place such legends on stock certificates issued under the Plan as the Company deems necessary or appropriate to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

        (h)    Termination of Relationship as an Independent Director.    If an Optionee's Continuous Status as an Independent Director terminates, the Optionee or the Optionee's estate or the person who acquired the right to exercise the Option by bequest or inheritance may exercise the Option (to the extent that the Optionee shall have been entitled to exercise it at the date of termination) but only within the period ending on the earlier of (1) the thirtieth day after the termination of the Optionee's Continuous Status as an Independent Director, or (2) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Optionee is not entitled to exercise his or her Option, the shares covered by the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee or the Optionee's estate or the person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

        (i)    Withholding.    To the extent provided in an Option Agreement and approved by the Board in the specific case, at the time of approval of the grant of the Option or thereafter, the Optionee may satisfy any Federal, state or local tax withholding obligation relating to the exercise of such Option by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold shares from the shares of Common Stock otherwise issuable to the Optionee as a result of the exercise of the Option; or (3) delivering to the Company owned and unencumbered shares of Common Stock. The value of shares withheld or delivered shall equal the fair market value of the Shares on the day the Option is exercised.

7.    COVENANTS OF THE COMPANY.

        (a)  During the terms of the Options, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Options.

        (b)  The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of Common Stock on exercise of the Options; provided that this undertaking shall not require the Company to register under the Securities Act either the Plan, any Option or any stock issued or issuable pursuant to any such Option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock on exercise of such Options unless and until such authority is obtained.

8.    USE OF PROCEEDS FROM STOCK.

        Proceeds from the sale of Common Stock pursuant to Options shall constitute general funds of the Company.

9.    MISCELLANEOUS.

        (a)  Neither an Optionee nor any person to whom an Option is transferred under subsection 6(e) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until such person has satisfied all requirements for exercise of the Option pursuant to its terms. No adjustment will be made for dividends or other rights for which the record date is prior to the date of satisfaction of all such requirements.

        (b)    Nothing in the Plan or any instrument executed or Option granted or other action taken pursuant thereto shall confer on any Independent Director or Optionee any right to continue acting as a Director or shall affect the right of the Company to terminate the relationship as a Director of any Independent Director or Optionee with or without cause.

10.    ADJUSTMENTS ON CHANGES IN STOCK.

        (a)  If any change is made in the stock subject to the Plan or subject to any Option (through merger, consolidation, reclassification, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split or reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding Options shall be appropriately adjusted by the Board in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding Options.

        (b)  In the event of: (1) a merger or consolidation in which the Company is not the surviving corporation or (2) a reverse merger in which the Company is the surviving corporation but the shares of the Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then to the extent permitted by applicable law: (A) any surviving corporation shall assume any Options outstanding under the Plan or shall substitute similar options for those outstanding under the Plan, or (B) such Options shall continue in full force and effect. If any surviving corporation refuses to assume or continue such Options, or to substitute similar options for those outstanding under the Plan, then such Options shall be terminated if not exercised prior to such event. In the event of a dissolution or liquidation of the Company, any Options outstanding under the Plan shall terminate if not exercised prior to such event.

11.    AMENDMENT OF THE PLAN.

        (a)  The Board at any time or from time to time shall have the right to amend, modify, suspend or terminate the Plan for any reason; provided that the Company will seek shareholder approval for any change to the extent such approval is required by applicable law, regulation or rule; and provided further that, except as required to accord with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder, the provisions in section 5 and 6 relating to eligibility, date of grant, number of shares subject to option, and exercise price may not be amended more than once every six months.

        (b)  Rights and obligations under any Option granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan, unless (1) the Company requests the consent of the person to whom the Option shall have been granted and (2) such person consents in writing.

12.    TERMINATION OR SUSPENSION OF THE PLAN.

        (a)  The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on May 28, 2012. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

        (b)  Rights and obligations under any Option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the Option shall have been granted.

13.    EFFECTIVE DATE OF PLAN.

        The Plan shall become effective as determined by the Board, but no Options granted under the Plan shall be exercised unless and until the Plan shall have been approved by the shareholders of the Company, which approval shall be within twelve months before or after the date the Plan is adopted by the Board, and, if required, an appropriate permit shall have been issued by the Commissioner of Corporations of the State of California.

14.    COMPLIANCE WITH SECTION 16 OF THE EXCHANGE ACT.

        It is the Company's intent that the Plan comply in all respects with Rule 16b-3. If any provision of this Plan is found not to be in compliance with Rule 16b-3, that provision shall be deemed to have been amended or deleted as and to the extent necessary to comply with Rule 16b-3, and the remaining provisions of the Plan shall continue in full force and effect, without change. All transactions under the Plan shall be executed in accordance with the requirements of Section 16 of the Exchange Act and the applicable regulations promulgated thereunder.

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SIMPSON MANUFACTURING CO., INC. 1995 INDEPENDENT DIRECTOR STOCK OPTION PLAN Adopted March 6, 1995 and Amended through July 29, 2002